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                                                                     EXHIBIT 23A



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997 together with the report of independent public accountants contained on page 21 of the Company's Annual Report to Stockholders for the year ended December 31, 1997 are incorporated herein by reference.

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 18, 1998 included in this Form 10-K, into International Lottery & Totalizator Systems, Inc.'s previously filed Form S-8, No. 2-99618 , No. 33-34121, No. 33-34123, No. 33-79938, No. 33-69008, and
Form S-3 No. 33-78194. It should be noted that we have not audited any financial statements of the Company subsequent to December 31,1997, or performed any audit procedures subsequent to the date of our report.



                              ARTHUR ANDERSEN LLP


San Diego, California
March 26, 1998